                                                              February 1, 2002


First Allmerica Financial Life Insurance Company
440 Lincoln Street

Worcester, MA 01653


RE: SEPARATE ACCOUNT IMO OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY FILE NO.'S: 333-64162 AND 811-10433

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment No. 1 to the Registration Statement of the Separate Account IMO on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium variable life insurance policies.

I am of the following opinion:

1. The Separate Account IMO is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Separate Account IMO equal to the reserves and other Policy liabilities of the Policies which are supported by the Separate Account IMO Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in this Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement of the Separate Account IMO on Form S-6 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                      Very truly yours,

                                      /s/ Sheila B. St. Hilaire

                                      Sheila B. St. Hilaire
                                      Assistant Vice President and Counsel